UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 10, 2015 (February 4, 2015)

Date of Report (Date of Earliest Event Reported)

E2OPEN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35598	94-3366487
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4100 East Third Avenue, Suite 400

Foster City, California 94404

(Address of Principal Executive Offices) (Zip Code)

(650)-645-6500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Reference is made to the Current Report on Form 8-K filed by E2open, Inc., a Delaware corporation (the “Company”), on February 4, 2015, reporting that an Agreement and Plan of Merger was entered into as of February 4, 2015, by and among the Company, Eagle Parent Holdings, LLC, a newly-formed Delaware limited liability company (“Parent”), and Eagle Acquisition Sub, Corp., a newly-formed Delaware corporation and wholly-owned subsidiary of Parent (“Acquisition Sub”), pursuant to which Acquisition Sub will commence a tender offer to purchase all of the shares of common stock, par value $0.001 per share, of the Company. The second to the last sentence in the second to the last paragraph under “Item 1.01 Entry into a Material Definitive Agreement” is hereby amended and restated in its entirety as follows: “Shares held by the Major Stockholders that are eligible to be tendered into the Offer represent, in the aggregate, approximately 13.6% of the Company’s common stock outstanding on the date of the Merger Agreement (excluding common stock issuable upon exercise of Company Options).”

Additional Information and Where to Find It

The tender offer for the outstanding shares of the Company described herein has not yet commenced. This communication is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities of the Company pursuant to the tender offer by Acquisition Sub or otherwise. Any offers to purchase or solicitations of offers to sell will be made only pursuant to the Tender Offer Statement on Schedule TO (including the offer to purchase, the letter of transmittal and other documents relating to the tender offer) which will be filed with the U.S. Securities and Exchange Commission (“SEC”) by Parent and Acquisition Sub. In addition, the Company will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. The Company’s stockholders are advised to read these documents, any amendments to these documents and any other documents relating to the tender offer that are filed with the SEC carefully and in their entirety prior to making any decision with respect to Acquisition Sub’s tender offer because they contain important information, including the terms and conditions of the offer. The Company’s stockholders may obtain copies of these documents (when they become available) for free at the SEC’s website at www.sec.gov.

Forward-Looking Statements

This document contains certain statements which constitute forward-looking statements. These forward-looking statements include statements regarding the satisfaction of conditions to the completion of the proposed transaction and the expected completion of the proposed transaction, as well as other statements that are not historical fact. These forward-looking statements are based on currently available information, as well as the Company’s views and assumptions regarding future events as of the time such statements are being made. Such forward looking statements are subject to inherent risks and uncertainties. Accordingly, actual results may differ materially from those expressed or implied in such forward-looking statements. Such risks and uncertainties include, but are not limited to, the potential failure to satisfy conditions to the completion of the proposed transaction due to the failure to receive a sufficient number of tendered shares in the tender offer, as well as those described in cautionary statements contained elsewhere herein and in the Company’s periodic reports filed with the SEC including the statements set forth under “Risk Factors” set forth in the Company’s most recent annual report on Form 10-K, the Tender Offer Statement on Schedule TO (including the offer to purchase, the letter of transmittal and other documents relating to the tender offer) to be filed by Parent and Acquisition Sub, and the Solicitation/Recommendation Statement on Schedule 14D-9 to be filed by the Company. As a result of these and other risks, the proposed transaction may not be completed on the timeframe expected or at all. These forward-looking statements reflect the Company’s expectations as of the date of this report. The Company undertakes no obligation to update the information provided herein, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E2OPEN, INC.

Date: February 10, 2015	By:	/s/ Peter J. Maloney
	Name:	Peter J. Maloney
	Title:	Chief Financial Officer